UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 30, 2019

MOBIQUITY TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

New York	000-51160	11-3427886
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

35 Torrington Lane Shoreham, New York	11786
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (516) 246-9422

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐   Securities registered pursuant to Section 12(b) of the Act: None.

Item 1.01	Entry into a Material Definitive Agreement.

On April 30, 2019, Mobiquity Technologies, Inc. (the “Company”) entered into a Membership Interest Purchase Agreement (the “Agreement”) with Glen Eagles Acquisition LP, a Delaware limited partnership (the “Seller”), pursuant to which the Company acquired from the Seller 3% of the membership interests of Advangelists, LLC (“AVNG”), a Delaware limited liability company (the “Transaction”), for cash in the amount of $600,000 (the “Purchase Price”). The Purchase Price was paid by the Company to Seller on May 3, 2019. As a result of the Transaction, the Company now owns 51% of the membership interests of AVNG, with Seller owning 49% of the membership interests of AVNG.

The foregoing description of the Agreement is not complete and is subject to, and qualified in its entirety by, the full text of the Agreement, a copy of which is attached to this Current Report as Exhibit 1.1, the terms of which are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Membership Interest Purchase Agreement, dated as of April 30, 2019

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: May 6, 2019	MOBIQUITY TECHNOLOGIES, INC.

By: /s/ Dean L. Julia
Name: Dean L. Julia
Title: Chief Executive Officer

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